U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 5, 2006

SPATIALIGHT, INC.
(Exact Name of Registrant as Specified in Charter)

New York	000-19828	16-1363082
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Five Hamilton Landing, Suite 100, Novato, California	94949
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(415) 883-1693

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement; and

Item 3.02. Unregistered Sales of Equity Securities; and

Item 9.01. Financial Statements and Exhibits.

SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

SpatiaLight issued and sold 2,400,000 of our common shares in a private placement to three institutional investors. The transaction included the issuance of warrants to purchase 4,800,000 common shares with an exercise price of $1.75 per share exercisable within five years from the date of issuance. The transaction closed on November 29, 2006. The purchase price of the common shares was $1.25 per share. We received approximately $3.0 million in proceeds, before expenses, from the sale of these shares, which are and will be used for working capital and other general corporate purposes, including the repayment of certain short-term debt obligations. We will be required under a registration rights agreement to file a registration statement for the resale of the shares and shares issuable upon exercise of warrants within 30 calendar days after the closing date and have the registration statement declared effective no later than 90 calendar days after closing.

The registration rights agreement provides that if we do not meet the above deadlines, we may be required to pay an amount equal to 2% of the aggregate purchase price or $60,000 as partial liquidated damages when each of these dates occur and an additional $60,000 for every thirty days thereafter to a maximum of 24% of the aggregate subscription amount or $720,000.

The offering of the common shares was made only to qualified institutional buyers in reliance on Section 4(2) of the Securities Act of 1933, as amended (the Securities Act) and Rule 506 of Regulation D as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. The securities offered were not registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Common Stock Purchase Warrant - Pierce Diversified Strategy Master Fund LLC
10.4	Common Stock Purchase Warrant - Enable Opportunity Partners LP
10.5	Common Stock Purchase Warrant - Enable Growth Partners LP
10.6	Common Stock Purchase Warrant - Iroquois Master Fund Ltd.
10.7	Common Stock Purchase Warrant - Southridge Partners LP
10.8	Common Stock Purchase Warrant - Southshore Capital Fund Ltd.
10.9	Form of Lock-up Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2006

SPATIALIGHT, INC.

By:	/s/ David F. Hakala
Name: David F. Hakala
Title: Chief Operating Officer, Principal Financial and Accounting Officer